Exhibit 24
Power of Attorney

LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS

For Executing Forms 3, 4 and 5

       Know all by these presents, that the undersigned hereby constitutes and appoints each of Ron Cohen, Andrew Mayer and Neil Belloff or any of them acting singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

1. prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the Securities and Exchange Commission (the "SEC"), a Form ID, including any amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

2. prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the SEC, Forms 3, 4 and 5, and any amendments thereto, in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

3. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and file such form with the SEC and any stock exchange or similar authority; and

4. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion.

       The undersigned hereby grants to each attorney-in- fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his/her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Acorda Therapeutics, Inc. assuming, any of the undersigned's responsibilities to comply with Section 16(a) of the Securities Exchange Act of 1934.

       This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by Acorda Therapeutics, Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 4th of January 2022.

/s/ John Varian


CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

A notary public or other office completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

	STATE OF CALIFORNIA
	COUNTY OF RIVERSIDE

	On this January 4, 2022, before me, Angela L. Nasca, personally appeared, John Varian, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/hers/ their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

	I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

	WITNESS my hand and official seal.

/s/ Angela L. Nasca


ANGELA L. NASCA
Notary Public California
Riverside County
Commission # 2250004
My Commission Expires: July 15, 2022

Place Notary Seal and/or Stamp Above
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reattachment of
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Description of Attached Document
Title or Type of Document Limited Power of Attorney
Document Date  January 4, 2022	Number of Pages 2_____________________
Signer(s) Other Than Named Above  	______________________________________

  Capacity(ies) Claimed by Signer(s)
  Signer's Name ________________________Signer's Name _________________________
__ Corporate Officer - Title(s) ________________ Corporate Officer - Title(s)
_____________
__ Partner   	__ Limited    __General			__ Partner   _Limited	__ General
_________
__ Individual 	__ Attorney in Fact			__ Individual	__ Attorney in Fact _________
__ Trustee	__ Guardian or Conservator		__ Trustee	__ Guardian or Conservator __
__ Other _______________________________		__ Other
_______________________________

Signer is Representing ____________________		Signer is Representing
____________________
______________________________________		______________________________________


(c)2017 National Notary Association